Exhibit 10.19

Settlement Agreement

Party A: Cheng-Yu Lian

Party B: Yao-Teh International Recreation Co., Ltd. (the “Company”)

During the period of 1992 and 1993, Party B delegated authorities to Geng-Meng Lin, the then Vice Chairman of Party B, to seek funds on behalf of Party B to mitigate Party B’s working capital shortage. Party B planned to use as collateral for the new loans, the land of 222.6313 hectares (approximately 550 acres) consisting of an aggregate of 268 parcels of land located in No. 64, Da Tao Ping District, Zao Qiao Township, Miao Su County and No. 19, Lao Tian Liao District, Tou Wu Township. Geng-Meng Lin signed the loan agreement (the “Loan Agreement”) with Party A on June 25, 1993, pursuant to which Party A agreed to provide a line of credit in the maximum amount of five hundred million New Taiwanese Dollars (approximately $26.5 million) to Party B with a lien and the unlimited Surface Rights on the Royal Golf Course and the nearby land in an aggregate of approximately 210 hectares owned by Party B. Party A lent an aggregate amount of four hundred million New Taiwan Dollars to Geng-Meng Lin at the monthly interest rate of 1.2% and with the due date on December 30, 1993. However, Party A didn’t receive the principal and interest of such loan on or after the due date. In 2008, Party A applied for an order of payment to the Taipei District Court (Taiwan) [Case Number: Year of 2008, No. 1789, Exhibit 2], requesting Party B to repay the loan. The case was closed. However, after several rounds of negotiation, Party A and Party B reached an agreement on the date stated at the bottom hereof that Party B shall repay Party A 150 million New Taiwanese Dollars in exchange to settle all the claims that Party A has against Party B in connection with the Loan Agreement, including the principal and interest of the loan. In addition, Party A will not demand the payment of 150 million New Taiwanese Dollars in the near future to facilitate Party B to become a public company in the United States.

Party A: Lian Cheng Yu

/s/ Cheng-Yu Lian
ID Number: A104725205
Address: Room 2108, 21st Floor, No. 333 Jilong Road First District, Taipei City

Party B: Yao-Teh International Recreation Co., Ltd.

/s/ Fun-Ming Lo
Legal Representative: Fun-Ming Lo
Uniform Numbers: 22954579
Address: 4th Floor, 106 Tsui Street, Nei Hu District, Taipei City

Republic of China July 25, 2017